Exhibit 4

                                     NAVISTAR FINANCIAL CORPORATION
                                            AND SUBSIDIARIES



                            INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
                                          INCLUDING INDENTURES


     The following instruments of Navistar Financial Corporation defining the rights of security holders, including indentures, are incorporated herein by reference:

   4.1 Indenture, dated as of September 22, 1989 between the Corporation and The First National Bank of Chicago, as Trustee, succeeded by Bank One, Columbus, NA, as successor Trustee, for $400,000,000 of debt securities on terms determined at time of sale. Filed on Registration No. 33-31003.

   4.2 Indenture, dated as of November 15, 1993 between the Corporation and Bank of America Illinois, formerly known as Continental Bank, National Association, as Trustee, for 8 7/8% Senior Subordinated Notes due 1998 for $100,000,000. Filed on Registration No. 33-50541.


























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